                                                                    EXHIBIT 23-a



                                CONSENT OF EXPERT


         I consent to the reference to me under the heading "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor Automotive, Inc. ("Meritor") for the year ended September 30, 1998, and to the incorporation by reference of such reference into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan; and Meritor's Registration Statement on Form S-3 (Registration No. 333-49777) pertaining to debt securities.





                                             ----------------------------
                                                     M. Lee Murrah
                                             Assistant General Counsel of
                                               Meritor Automotive, Inc.

Date:  December 18, 1998